UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2010
CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-121505	59-3790472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana, Suite 4655B
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-5222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In connection with the February 1, 2010 payment date for its Senior Secured Transition Bonds, Series A (the “Bonds”), CenterPoint Energy Transition Bond Company II, LLC (the “Company”) paid all interest then due on the Bonds and the scheduled principal payment of $63,182,959 on the Bonds in Tranche A-2.
     After giving effect to all payments made in connection with the February 1 payment date, the Capital Subaccount had a balance of $7.6 million, which is less than the targeted level of $9.3 million, and the Excess Funds Subaccount had a balance of $-0-. CenterPoint Energy Houston Electric, LLC, the servicer of the Bonds (“CenterPoint Houston”), is required to true-up transition charges annually in compliance with the financing order authorizing the imposition of the transition charges. CenterPoint Houston’s most recent true-up filing to adjust transition charges, which took into consideration the February 1, 2010, August 1, 2010 and February 1, 2011 payment dates, provided for adjusted transition charges which became effective on December 1, 2009. Such true-up filing anticipated the use of funds from the Capital Subaccount for the scheduled payments of principal and interest on the February 1, 2010 payment date and projected that transition charge collections would be sufficient for the scheduled payments of principal and interest on the August 1, 2010 and February 1, 2011 payment dates and to replenish the Capital Subaccount to its targeted level on February 1, 2011.
     After giving effect to the principal payment set forth above, the outstanding principal balance and the interest rate for each tranche of the Bonds are as follows:

	Outstanding Principal
Tranche	Balance	Interest Rate
A-1	$0.00	4.840%
A-2	$253,934,484	4.970%
A-3	$252,000,000	5.090%
A-4	$519,000,000	5.170%
A-5	$462,000,000	5.302%
     Each outstanding tranche of the Bonds continues to be rated Aaa/AAA/AAA by Moody’s Investors Service, Inc., Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and Fitch, Inc., respectively. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the rating agency. Each rating should be evaluated independently of any other rating. No person is obligated to maintain its rating on the Bonds, and accordingly, we cannot assure you that a rating assigned to any tranche of the Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of the Bonds is revised or withdrawn, the liquidity of that tranche may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the likelihood of any particular level of principal payments on the Bonds other than payment in full of each tranche of the Bonds by the applicable final maturity date, as well as the timely payment of interest.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The Company has included as Exhibit 99.1 to this Current Report on Form 8-K the Semiannual Servicer’s Certificate, dated January 28, 2010, transmitted by CenterPoint Houston, the servicer of the Bonds, to Deutsche Bank Trust Company Americas, the Paying Agent for the Bonds, in connection with the February 1, 2010 payment date for the Bonds. The information on this Exhibit is hereby incorporated by reference into this Current Report on Form 8-K.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC
Date: February 5, 2010	By:	/s/ Marc Kilbride
Marc Kilbride
Vice President, Treasurer and Manager

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Semiannual Servicer’s Certificate, dated as of January 28, 2010, as to the transition bond balances, the balances of the collection account and its sub-accounts, and setting forth transfers and payments to be made on the February 1, 2010 payment date.